EXHIBIT 32

CERTIFICATIONS

In connection with the Quarterly Report of Digital Development Partners, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), Jack Jie Qin, the Principal Executive Officer of the Company, and William E. Sluss the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

DIGITAL DEVELOPMENT PARTNERS, INC.

August 10, 2011	By:	/s/ Jack Jie Qin
Jack Jie Qin
President and Principal Executive Officer

August 10, 2011	By:	/s/ William E. Sluss
William E. Sluss,
Principal Financial and Accounting Officer